Exhibit 99.2
For Immediate Release
LULULEMON ATHLETICA APPOINTS CHRISTINE DAY AS PRESIDENT, CHIEF
OPERATING OFFICER AND CEO DESIGNATE
CEO Robert Meers to Retire June 30, 2008
April 2, 2008 - Vancouver, Canada -lululemon athletica inc. (NASDAQ: LULU; TSX: LLL) announced today the appointment of Christine Day as President, Chief Operating Officer and CEO designate. Robert Meers will be retiring from his position as CEO on June 30, 2008, at which time Ms. Day will assume this role.
Ms. Day joined lululemon athletica in January 2008 as Executive Vice President of Retail Operations where she oversees all of lululemon’s retail operations in North America and on an international basis, as well as the Company’s Community Relations, Real Estate Development, the Guest Education Center and Wholesale businesses. She brings to lululemon extensive consumer and retail industry experience, having spent 20 years with Starbucks Corporation, most recently as President of their Asia Pacific Group. During her tenure at Starbucks, Ms. Day held numerous senior management positions including Co-President of Starbucks International, Senior Vice President of North American Administration, and Vice President of Sales and Operations for Business Alliances.
“Christine is a seasoned retail industry executive who has a proven track record in high growth retail and who truly understands our unique brand and guest experience,” said Bob Meers, CEO of lululemon. “I have the utmost confidence that lululemon will thrive under Christine’s leadership as it enters its next phase of growth.”
Ms. Day said, “lululemon has an extraordinary brand with a loyal and growing following around the globe who have embraced our yoga inspired apparel and unique store experience. I am excited to be taking on this important role in shaping lululemon’s future. Together, and building on Bob’s accomplishments, we will create new opportunities for growth while carefully maintaining the values and culture for which this Company is so well known.”
Mr. Meers will retire from his position as CEO of lululemon on June 30, 2008. He will serve as an advisor until the end of the Company’s 2008 fiscal year. Mr. Meers joined lululemon in December 2005 and was instrumental in establishing the strategic platform for the lululemon brand and its growth throughout North America and internationally. He assembled the senior management team and, under his leadership, led the Company through its IPO in July 2007.
Chip Wilson, Chairman of the Board, founder and Chief Designer of Product, said, “Bob Meers was tremendous in taking the original lululemon vision and creating a company with the infrastructure and expertise to grow in the United States. On behalf of everyone at lululemon, I would like to thank Bob for his outstanding leadership.”

Creating components for people to live longer, healthier and more fun lives

Mr. Wilson continued, “I am excited to have Christine lead our company. Through her extensive experience at Starbucks, she knows how to take a culturally-rich company through rapid growth to reach its full potential. I look forward to working with Christine as we enter into this new, exciting era for lululemon.”
In a separate press release today, lululemon also announced fiscal 2007 record earnings and profits.
About lululemon athletica inc.
lululemon athletica (NASDAQ: LULU; TSX: LLL) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier and more fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, http://www.lululemon.com.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, both in North America and internationally, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the possibility that we may not be able to manage operations at our current size or manage growth effectively; the possibility that we may not be able to identify suitable locations to open new stores or attract customers to our stores; the possibility that we may not be able to successfully expand in the United States or in other markets, or expand into new markets; the possibility that we may not be able to finance our growth and maintain sufficient levels of cash flow; increasing competition, which may cause us to reduce the prices of our products or to increase significantly our marketing efforts to avoid losing market share; the possibility that we may not be able to effectively market and maintain a positive brand image; the possibility that we may not be able to continually innovate and provide our consumers with improved products; and other risk factors detailed in our filings with the Securities and Exchange Commission, including risk factors contained in our final prospectus relating to our initial public offering included in our Registration Statement on Form S-1 (file no. 333-142477) filed with the SEC and other filings we make with the SEC. Our filings with the SEC are available at www.sec.gov http://www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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